UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2019

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDLI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.02 Unregistered Sales of Equity Securities.

On December 12, 2019, PDL BioPharma, Inc. (the “Company”) entered into separate, privately negotiated exchange agreements pursuant to which it will (i) pay cash in an aggregate amount of $98.0 million, such cash amount to include $139,900 of accrued and unpaid interest on the exchanged 2021 Notes (as defined below) and 2024 Notes (as defined below) up to, but excluding, the settlement dates and (ii) issue an aggregate of 13.4 million shares of its common stock, par value $0.01 per share (“Common Stock”), in exchange for $44.8 million in aggregate principal amount of its outstanding 2.75% Convertible Senior Notes due December 1, 2021 (the “2021 Notes”) and $74.5 million in aggregate principal amount of its outstanding 2.75% Convertible Senior Notes due December 1, 2024 (the “2024 Notes”). The transactions are subject to customary closing conditions and are expected to close on or before December 17, 2019. The issuance of shares of Common Stock will be exempt from registration in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended. Upon consummation of the closing, $19.2 million aggregate principal amount of 2021 Notes will remain outstanding and $11.5 million aggregate principal amount of 2024 Notes will remain outstanding. In connection with the transactions, the Company expects to unwind a pro rata portion of the capped call transactions that it entered into in connection with the issuance of the 2021 Notes and/or the 2024 Notes. The Company will receive cash proceeds from the counterparty of $6.7 million as a result of the partial unwinding of the capped call agreements. The capped call transactions remain in effect for the 2021 Notes and 2024 Notes that remain outstanding. Pursuant to the partial unwinding of the capped call agreements, the Company has entered into an agreement with the counterparty to purchase 3.2 million shares of PDL Common Stock previously acquired by the counterparty to hedge the capped calls. The Common Stock was acquired by PDL at the closing price of the PDL's Common Stock on December 12, 2019.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. These offer and sale of the securities have not been registered under the Securities Act or any state securities laws and, unless so registered, they may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Item 7.01 Regulation FD Disclosure.

The information set forth in Item 3.02 of this Current Report on Form 8-K regarding the exchanges is incorporated herein by reference.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 7.01. Exhibit 99.1 to this Current Report on Form 8-K is furnished only under this Item 7.01 and not any other Item of this Current Report on Form 8-K.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. The factors that could cause actual results to differ from what is described herein, include any failure of the exchanges to close due to failure of conditions to closing, financial market conditions or otherwise. The Company is subject to additional risks and uncertainties described in the Company’s annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis and expectations only as of the date of this Form 8-K. Except as required by law, the Company undertakes no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	PDL BioPharma, Inc. Press Release, issued on December 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Dominique Monnet
Dominique Monnet
President and Chief Executive Officer

Dated: December 13, 2019

Exhibit Index

Exhibit No.	Description
99.1	PDL BioPharma, Inc. Press Release, issued on December 13, 2019